284 Mill Road
East Autora, NY, 14052
September 6, 2013

RECEIVED BUFFALO
SEP 10 2013
ECOLOGY & ENVIRONMENT, INC.

Mr. Frank Silvestro
Chairman of the Board of Ecology and Environment, Inc.
368 Pleasantview Drive
Lancaster, NY 14086

Dear Mr. Silvestro and Members of the Board of Directors:

I hereby resign from the Board of Directors of Ecology and Environment, Inc. effective immediately.

Sincerely,

Gerhard Neumaier

Gerhard Neumaier